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                                                                 EXHIBIT 3.66(b)

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                  NUCOAL, LLC

     This Limited Liability Company Agreement (the "Agreement") is entered into by and between Encoal Corporation, a Delaware corporation ("ENCOAL"), and Americoal Development Company, a Delaware corporation ("ADC"), as members (collectively the "Members").

     The Members hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. (S) 18.01-
                                                              -------
101, et seq.), as amended from time to time (the "Act"), approve the Company's
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certificate of formation and agree as follows:

     1.   Name.  The name of the limited liability company formed hereby is
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NuCoal, LLC (the "Company").

     2.   Purpose.  The Company is formed for the object and purpose of
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developing commercial LFC facilities and of engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     3.   Members.  The names and mailing addresses of the Members are as
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follows:

          Name                               Address
          ----                               -------

          American Development Company       50 Jerome Lane
                                             Fairview Heights, Illinois 62208

          Encoal Corporation                 50 Jerome Lane
                                             Fairview Heights, Illinois 62208

     4.   Powers.  The management of the Company shall be vested in the Members
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acting by unanimous written consent.  No Member shall have the power to bind the
Company without the written consent of the other Member. Without limiting the foregoing, the unanimous consent of each of the Members shall be required to admit any additional members and to take any action required or permitted to be taken by the Company.

     5.   Tax Elections.  The Taxable Year shall be the Calendar Year or such
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other fiscal year as agreed to in writing by the Members.  Each Member shall upon request supply the information necessary to give proper effect to such election.

     6.   Dissolution.  The Company shall dissolve, and its affairs shall be
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wound up upon the first to occur of the following: (a) December 31, 2036, (b)
the written consent of all the Members, (c) the death, retirement, resignation, expulsion, insolvency, bankruptcy or dissolution of a Member,
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or the occurrence of any other event which terminates the continued membership of a Member in the Company unless the business of the Company is continued by consent of the remaining member(s) within 90 days following the occurrence of any such event, or (d) the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

     7.   Capital Contributions.  The Members will make, as required for the
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business of the Company, initial capital contributions as set forth on Exhibit A hereto and will make such additional capital contributions to the Company from time to time as determined by mutual agreement of the Members.

     8.   Allocation of Profits and Losses.  The Company's profits and losses
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shall be allocated among the Members in proportion to their Membership
Percentages set forth on Exhibit A hereto.

     9.   Distributions.  Distributions shall be made to the Members only at the
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times and in the aggregate amounts determined by the Members.  Such distributions shall be allocated among the Members in the same proportion as their then capital account balances.

     10.  Assignments.  A Member may not assign in whole or in part its limited
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liability company interest without the written consent of the other Member, which consent may be granted or withheld in its sole and absolute discretion provided that a Member may assign or be assigned any interest hereunder to a wholly-owned subsidiary or from a parent corporation of which it is a wholly-owned subsidiary.

     11.  Liability of Members to Third Parties.  Except as otherwise provided
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in the Act, no Member shall be obligated personally for any debt, obligation, or liability of the Company solely by reason of being a Member of the Company.

     12.  Effectiveness.  This Agreement shall become effective upon the filing
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of the Certificate with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the 23/rd/ day of December, 1996.


ENCOAL CORPORATION                      AMERICOAL DEVELOPMENT COMPANY


By:  /s/ Illegible                      By:  /s/ Illegible
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Its: _________________________________  Its: _________________________________

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                                   Exhibit A

                             Initial Contributions
                             ---------------------

                    Member                           Contribution
                    ------                           ------------

Encoal Corporation                                   $1,000.00
Americoal Development Company                        $1,000.00


                            Membership Percentages
                            ----------------------

                    Member            Membership Percentage as of Effective Date
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Encoal Corporation                                       50%
Americoal Development Company                            50%